UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2013

3D SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (803) 326-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 23, 2013, the Board of Directors of the Registrant elected Peter H. Diamandis a director of the Registrant.

Dr. Peter Diamandis is the Chairman and CEO of the X PRIZE Foundation, which leads the world in designing and launching large incentive prizes to drive radical breakthroughs for the benefit of humanity. Diamandis is also the co-Founder & Executive Chairman of the Singularity University, a Silicon Valley based institution teaching graduates and executives about exponentially growing technologies and their potential to address humanity's grand challenges.

Dr. Diamandis has not been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There are no arrangements or understandings between Dr. Diamandis and any other person pursuant to which he was elected as a director of the Registrant. Upon his election as a director, Dr. Diamandis was granted 2,700 shares of common stock as provided for in the Registrant's Restricted Stock Plan for Non-Employee Directors.

As previously announced, the Registrant joined Planetary Resources Inc.'s core group of investors and will be a collaborative partner in assisting Planetary Resources to develop and manufacture components of its ARKYD Series of spacecraft using its advanced 3D printing and digital manufacturing solutions. The Registrant invested $1.5 million in Planetary Resources to be used for general corporate purposes. Dr. Diamandis is a co-founder and co-chairman of the board of directors of Planetary Resources and is a minority owner of Planetary Resources. Dr. Diamandis is not an executive officer or otherwise employed by Planetary Resources. Other than through his ownership of Planetary Resources, Dr. Diamandis does not have any direct or indirect interest in the transaction described above.

The Registrant issued a press release announcing the election of Dr. Diamandis on July 24, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 24, 2013

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: July 26, 2013
	By:	/s/ ANDREW M. JOHNSON
	Name:	Andrew M. Johnson
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 24, 2013